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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use in this registration statement of our reports dated October 7, 1996 on the financial statements of Cornerstone Propane Partners L.P. and of Cornerstone Propane GP, Inc. and on the pro forma financial statements of Cornerstone Propane Partners, L.P., and to the use of our report dated August 9, 1996 on the consolidated financial statements of SYN Inc. included herein and to all references to our Firm included in this registration statement.

                                             ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
October 7, 1996